UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  Jan 16, 2013

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10379B Democracy Lane, Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9058

_________________Not Applicable__________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 16, 2013, the sitting members of the board of directors, pursuant to Section 3.1 of the Company’s bylaws, which authorizes remaining duly sitting board members to fill vacancies on the board of directors, resolved to appoint the following persons to fill the recent vacancies:

William (Bill) Armstrong
Clemens Eppo Marie van Nispen tot Sevenaer

Bill graduated from the University of Newcastle upon Tyne in 1983 with a BSc in Electrical and Electronic Engineering. His first role was with Farnell Instruments Ltd. designing switch mode power supplies. In 1987 Bill joined FKI Cableform Ltd. as a Senior Engineer designing controls for industrial electric vehicles. Bill gained an MBA from the Open University in 1994, and was promoted to Engineering Manager in 1996. Bill joined Frazer-Nash Research Ltd in 1998, and in 2012 was appointed as technical director.

Clemens van Nispen (The Hague 1940) read law at Leiden University in The Netherlands and at the University of Pennsylvania Law School. Mr. van Nispen practiced law in The Hague and Brussels and was, before he retired in 2007 i.a the managing resp. senior partner of the law firm BarentsKrans in The Hague. He had several functions related to the law profession. He sat on the Disciplinary Court of the Bar in The Hague and is a former president of the AEA (European Association of Lawyers). Mr. Van Nispen is a member of the Supervisory Board of Arch Hill Capital N.V. since the early 1990s.

The board now consists of the following board members:

Hugorinus C. Nujit  (Chairman)
Martin Koster (CEO)
William (Bill) Armstrong
Clemens Eppo Marie van Nispen tot Sevenaer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  January 22, 2013

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/Martin Koster
Martin Koster
Chief Executive Officer